UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2009

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-143695 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.  Entry into a Material Definitive Agreement.

On June 12, 2009, AdEx Media, Inc. (the “Company”) entered into a Series A Convertible Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), with a limited number of accredited investors as set forth on Schedule I thereto (the “Purchasers”), containing customary representations, warranties and covenants.  On June 12, 2009, the Company closed the sale to the Purchasers of approximately 1,951,337 shares of the Company’s Series A Preferred Stock, $0.0001 par value (the “Preferred Stock”), at a price per share equal to $1.20 (the “Original Issue Price”) and warrants (the “Warrants”) to purchase up to 975,668 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at an exercise price of $1.56 per share (the “Warrant Exercise Price”). The Company has raised aggregate proceeds of $2,341,604 in the financing transaction (the “Financing”). The purchase price for the Preferred Stock and Warrants was payable in cash.

The Preferred Stock is senior to the Company’s Common Stock with respect to liquidation preference.  Upon a Liquidation Event, defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to be any termination, liquidation, dissolution or winding up of the Company, the holders of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock a liquidation preference equal to an amount per share equal to the greater of (i) the Original Issue Price per share, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all Preferred Stock been converted into Common Stock pursuant to the terms of the Certificate of Designations immediately prior to the Liquidation Event.

At the option of the holder at any time, shares of the Preferred Stock are convertible into shares of the Company’s Common Stock at a conversion price equal to $1.20 per share (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends and recapitalizations. In addition, for so long as any shares of Preferred Stock remain outstanding and the shares of Common Stock underlying such shares of Preferred Stock are not eligible to be sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if the Company issues any securities, other than certain permitted issuances, at a per share price (or equivalent for convertible securities) which is less than the then current Conversion Price, the Company shall reduce the Conversion Price according to a weighted-average antidilution formula.

At the option of the Company, all outstanding Preferred Stock will automatically be converted into shares of the Company’s Common Stock ten trading days after delivery to the Purchasers of written notice of such conversion, provided that the volume-weighted average closing price of the Company’s Common Stock over the ten trading days immediately preceding the date of such notice is at least $1.80 per share.

The Warrant exercise period ends five years after the date of issuance of the Warrants. The holder of the Warrants may exercise the Warrants at any time (subject to the restrictions on exercise and conversion) before the expiration of the Warrants.  At the option of the Company, all Warrants shall automatically be deemed to have been exercised fifteen trading days after delivery to the Purchasers of written notice of such deemed exercise, provided that the volume-weighted average closing price of the Company’s Common Stock over the ten trading days immediately preceding the date of such notice is at least $2.50 per share. The exercise price of the Warrants and the number of shares of common stock issuable upon exercise of the Warrants are subject to adjustment for stock splits, stock dividends and recapitalizations. In addition, if at any time during the period beginning on the date of issuance of the Warrants and ending six months thereafter, the Company issues securities, other than certain permitted issuances, at a per share price (or equivalent for convertible securities) which is less than the then current exercise price of the Warrants, the Company shall reduce the exercise price and the number of shares issuable upon exercise of the Warrants according to a weighted-average antidilution formula.

The Purchasers shall not convert shares of Preferred Stock or exercise Warrants to the extent such Purchaser’s beneficial ownership, as defined in Rule 13d-3 under the Exchange Act of 1934, as amended, of Common Stock, would exceed 4.99% of the Common Stock outstanding.

If the Company proposes to offer any equity or debt securities in a private placement at any time until six months after the earlier of (a) the date that a registration statement registering all shares of Common Stock underlying the Preferred Stock and Warrants becomes effective, and (b) the date that all shares of Common Stock underlying the Preferred Stock and Warrants may be sold pursuant to Rule 144 under the Securities Act, then each Purchaser will have the right to purchase such securities on the same terms as the proposed offering, provided that such Purchaser’s aggregate purchase price for such securities shall not exceed such Purchaser’s total dollar investment in the Preferred Stock and Warrants.

If at any time until six months after the earlier of (i) the date that a registration statement registering all the shares of Common Stock underlying the Preferred Stock and Warrants becomes effective, and (ii) the date that all shares of Common Stock underlying the Preferred Stock and Warrants may be sold pursuant to Rule 144 under the Securities Act, the Company grants demand registration rights or “piggy-back” registration rights to any third-party investors in connection with any equity or convertible debt offering, then each Purchaser will be entitled to “piggy-back” registration rights with respect to the Common Stock underlying the Preferred Stock and Warrants for all demand registrations of any such third-party investors and all registrations of the Company subject to such third-party “piggy-back” registration rights.  Notwithstanding the foregoing, the Company and its underwriters shall have the right to reduce the number of shares proposed to be registered pro rata in view of market conditions.

In connection with the Private Placement, the Company has not paid any fees to any placement agent or broker.

The Purchasers of the Preferred Stock and Warrants include certain existing stockholders of the Company or their affiliates.

Neither the Preferred Stock, the Warrants, nor the shares of Common Stock which may be acquired upon conversion of the Preferred Stock or exercise of the Warrants, have been registered for sale under the Securities Act or the securities laws of any state of the United States (“State Laws”), and may not be offered or sold in the United States absent registration under the Securities Act or State Laws or an applicable exemption from the registration requirements. The issuance and sale of the Preferred Stock and Warrants was made in reliance upon the exemption provided in Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. No form of general solicitation or general advertising was conducted in connection with the issuance. Each of the certificates representing the Preferred Stock and Warrants contains restrictive legends preventing the sale, transfer or other disposition of such Preferred Stock and Warrants, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure about the Financing contained in this Current Report on Form 8-K and in the Press Release, attached hereto as Exhibit 99.3, issued by the Company contemporaneously does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the Securities and Exchange Commission (the “SEC”), and as permitted under Rule 135c under the Securities Act.

The Company intends to file the Purchase Agreement and the form of Warrant as attachments to its quarterly report on Form 10-Q for the quarterly period ending June 30, 2009.

The net proceeds of the Financing will be used by the Company to fund the capital expenditure requirements necessary to expand its service and product offerings and for working capital purposes.

No representation, warranty, covenant, or agreement contained in the Purchase Agreement, the form of Warrant or form of Subscription Agreement (as defined in the Purchase Agreement) (collectively, the “Transaction Documents”) is, or should be construed as, a representation or warranty by the Company to any person other than the accredited investors who are Purchasers in the Private Placement, or a covenant or agreement of the Company or such accredited investors with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the Transaction Documents. The representations and warranties in the Transaction Documents may be qualified by information that has not been filed with the SEC, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the Transaction Documents. Moreover, the representations and warranties may become incorrect after the date of the Transaction Documents, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the Transaction Documents are solely for the benefit of the Company and the Purchasers, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 is incorporated by reference in its entirety in this Item 3.02. The Company issued and sold its securities in the Financing pursuant to an exemption from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Each of the Purchasers has represented to the Company that such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

Section 5 — Corporate Governance and Management

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amended and Restated Stock Incentive Plan

On June 12, 2009, the board of directors (the “Board”) of the Company by way of a written consent approved and adopted the First Amended and Restated AdEx Media, Inc. Employee Stock Option Plan (the “Amended Plan”) subject to shareholder approval. The Amended Plan primarily increased the number of common shares of common stock authorized for issuance thereunder from 5,000,000 to 10,000,000.  On June 12, 2009, the holders of approximately 50.16% of the Company’s common stock also approved the Amended Plan by way of a written consent. Pursuant to Section 228 of the Delaware General Corporation Law, the Company will send a notice of the adoption of the Amended Plan to each stockholder of the Company that did not execute the written consent. The Notice to Stockholders is attached hereto as Exhibit 99.1.  A copy of the Amended Plan is attached hereto as Exhibit 10.1.  The foregoing description of the Amended Plan is qualified in its entirety by reference to the full text of the First Amended and Restated AdEx Media, Inc., Employee Stock Option Plan.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment to Articles of Incorporation.

On June 7, 2009, the Board approved and adopted the First Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) by written consent subject to shareholder approval.  The Amended Certificate revises and updates the Board’s enumerated powers with respect to its authority to designate the rights, preferences and privileges of the Company’s preferred stock, par value $0.0001.  On June 9, 2009, the holders of approximately 50.16% of the Company’s common stock also approved the Amended Certificate. The Amended Certificate was filed with the Secretary of State of the State of Delaware and became effective on June 9, 2009. Pursuant to Section 228 of the Delaware General Corporation Law, the Company will send a notice of the adoption of the Amended Certificate to each stockholder of the Company that did not execute the written consent. On June 8, 2009, the Board approved and adopted the Certificate of Designations defining the rights, preferences and privileges of the Series A Convertible Preferred Stock. The Certificate of Designations was filed with the Secretary of State of the State of Delaware and became effective on June 10, 2009.

The Amended Certificate is attached hereto as Exhibit 3.1 and the Certificate of Designations is attached as Exhibit 3.3. The foregoing descriptions of the Amended Certificate and Certificate of Designations are qualified in their entirety by reference to the full text of the Amended Certificate and Certificate of Designations. The Notice to Stockholders is attached hereto as Exhibit 99.2

Amendment to Bylaws.

On June 12, 2009, the Board adopted the First Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) subject to shareholder approval. The Amended and Restated Bylaws revise and update, among other things, (i) the provisions regarding lost certificates, amendments and the duties of the Chief Financial Officer, (ii) include provisions regarding compensation of directors and officers of the Company, and (iii) delete a provision regarding nomination of directors.  On June 12, 2009, the holders of approximately 50.16% of the Company’s common stock also approved the Amended and Restated Bylaws by way of a written consent. Pursuant to Section 228 of the Delaware General Corporation Law, the Company will send a notice of the adoption of the Amended and Restated Bylaws to each stockholder of the Company that did not execute the written consent.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2. The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. The Notice to Stockholders is attached hereto as Exhibit 99.1.

Item 8.01. Other Events

Items 5.02 and 5.03 of this Form 8-K, which indicate that the Company will send notice of stockholders to each stockholder of the Company in connection with Items 5.02 and 5.03, is incorporated into this Item 8.01 by reference.

The holders of approximately 50.16% of the Company’s Common Stock approved the following matters that were submitted to them:

•	the re-election of the incumbent directors until their respective successors are duly elected and qualified;

•	the approval and adoption of the First Amended and Restated AdEx Media Inc., Employee Stock Option Plan;

•	the approval and adoption of the Company’s First Amended and Restated Bylaws; and

•	the ratification of the appointment of Burr, Pilger and Mayer, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

Pursuant to Section 228 of the Delaware General Corporation Law, the Company will send a notice regarding approval of the foregoing matters to each stockholder of the Company that did not execute the written consent. The Notice to Stockholders is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

3.1	First Amended and Restated Certificate of Incorporation of AdEx Media, Inc.
3.2	First Amended and Restated Bylaws
3.3	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of AdEx Media, Inc.
10.1	First Amended and Restated AdEx Media, Inc. Employee Stock Option Plan
99.1	Notice to Stockholders dated June 12, 2009
99.2	Notice to Stockholders dated June 12, 2009
99.3	Press Release dated June 15, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: June 15, 2009	By:	/s/ Scott Rewick
Scott Rewick
Chief Executive Officer